UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 8, 2017 (August 4, 2017)

GSV CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2925 Woodside Road

Woodside, CA 94062

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 8, 2017, GSV Capital Corp. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2017. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

The information disclosed under this Item 2.02, including the information set forth in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On August 4, 2017, Michael Moe resigned from his position as Chief Executive Officer of the Company, effective August 11, 2017, in connection with a transition in the management of the Company. Mr. Moe will continue to serve the Company in his role as Chairman of the Board of Directors (the “Board”).

(c)           In addition, on August 4, 2017, the Board appointed Mark Klein to serve as Chief Executive Officer of the Company, effective August 11, 2017, in order to fill the vacancy created by Mr. Moe’s resignation as Chief Executive Officer of the Company. Mr. Klein currently serves, and will continue to serve, as a member of the Board.

Mr. Klein, 55, has served on the Board since 2011 and has served as a consultant to GSV Asset Management, LLC, the Company’s external investment adviser, since 2012. Since 2010, Mr. Klein has also served as a Managing Member and Majority Partner of M. Klein & Company, LLC, which owns the Klein Group, LLC, a registered broker dealer. In addition, Mr. Klein serves on the board of directors for Atlantic Alliance Partnership Corp. and has served as an investment adviser at B. Riley Wealth Management (formerly MK Capital Advisors, LLC) since April 2012. Mr. Klein served as a director of National Holding Corporations from 2011 to 2014, where he also served as Chief Executive Officer and Co-Chairman from March 2013 to December 2014. Mr. Klein also served as a director of New University Holdings Corp. (“NUH”), a capital pool company listed on the TSX Venture Exchange, from its inception in 2010 through August 2011, when NUH merged with ePals, Inc., a K–12 learning network provider. In addition, from April 2010 until May 2011, Mr. Klein served as the Chief Executive Officer and President and a director of 57th Street General Acquisition Corp., a special purpose acquisition company, until it completed a merger with Crumbs Bake Shop. Subsequently, Mr. Klein served as a member of the board of directors of Crumbs from May 2011 to March 2014. Mr. Klein served from 2007 until 2009 as the Chief Executive Officer, President and a director of Alternative Asset Management Acquisition Corporation, a special purpose acquisition company which completed a merger with Great American Group LLC. Mr. Klein served on the board of directors of Great American Group until August 2014. From 2007 until 2008, Mr. Klein served as the Chief Executive Officer of Hanover Group LLC, an indirect financial services subsidiary of Hanover Group. Mr. Klein previously served as Chairman of Ladenburg Thalmann & Co. Inc. From April 2005 to September 2006, he was Chief Executive Officer and President of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co. Inc., and Chief Executive Officer of Ladenburg Thalmann Asset Management Inc., a subsidiary of Ladenburg Financial Services, Inc. Prior to joining Ladenburg Thalmann, from June 2000 to March 2005, Mr. Klein served as the Chief Executive Officer and President of NBGI Asset Management, Inc. and NBGI Securities, which were the U.S. subsidiaries of the National Bank of Greece. Mr. Klein is a graduate of the J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management, and also received a bachelor’s degree, with high distinction, in Business Administration from Emory University.

There is no arrangement or understanding between Mr. Klein and any other person pursuant to which he was appointed as Chief Executive Officer of the Company, nor is there any family relationship between Mr. Klein and any of the Company’s directors or other executive officers. Further, with regard to Mr. Klein, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 8.01.	Other Events.

On August 8, 2017, the Company issued a press release announcing a $5.0 million open-market share repurchase program. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated August 8, 2017*

______________________

* The press release attached hereto as Exhibit 99.1 is “furnished” and not “filed,” as described in Item 2.02 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2017	GSV CAPITAL CORP.

	By:	/s/ William F. Tanona
William F. Tanona Chief Financial Officer, Treasurer and Corporate Secretary